UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

GREEN MOUNTAIN POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following material is being distributed by employees and other advisors of Green Mountain Power Corporation to the customers of Green Mountain Power Corporation following the public announcement of the entry into a merger agreement among Green Mountain Power Corporation, Northern New England Energy Corporation, and Northstars Merger Subsidiary Corporation, a wholly-owned subsidiary of Northern New England Energy Corporation:

[Green Mountain Power Letterhead]

July 5, 2006

Dear Green Mountain Power Customer:

As you may have heard by now, Green Mountain Power is being acquired by Northern New England Energy Corporation (NNEEC), a wholly owned subsidiary of Gaz Métro, and parent company of Vermont Gas Systems since 1986.

Our senior management team and Board of Directors put a tremendous amount of thought and time into this decision, wanting to make sure it was the right step for our customers, employees, shareholders and the state. We firmly believe that this alliance will provide significant benefits to our customers by making Green Mountain Power a much stronger company at a critical time in our history and in Vermont’s energy future.

If this proposal is approved by state and federal regulators, Green Mountain Power will continue as a locally run company, regulated by the state of Vermont, with an ongoing commitment to Vermont values. I am pleased to report that Gaz Métro shares important corporate values with Green Mountain Power, including a commitment to environmental responsibility and energy efficiency, a collaborative relationship with regulators and a dedication to transparency in its operations.

The current management of Green Mountain Power will not change. Employees will remain in their jobs, and our contract with IBEW Local 300 will be honored. Building on its 20 years as the owner of Vermont Gas Systems, NNEEC intends to maintain Green Mountain Power as a locally managed, highly reliable, efficient company.

I invite you to participate in one of three mid-July informational sessions the Green Mountain Power management team will be hosting, at which we will be happy to answer any questions you may have. Feel free to join us at any one of the following locations in our service area:

•	Colchester: 5:30 p.m. on July 13 (163 Acorn Lane)

•	Montpelier: 5:30 p.m. on July 14 (Green Mountain Drive)

•	Bellows Falls: 5:30 p.m. on July 17 (128 Atkinson Street)

If you cannot attend one of these meetings and are still interested in learning about the acquisition, you can read our press release and view our press conference announcement on our Web site at www.greenmountainpower.biz.

I look forward to speaking with you about this and would welcome any feedback you might have in the weeks and months ahead.

Sincerely,

/s/ Chris Dutton
Chris Dutton
President and Chief Executive Officer

The following information is required to be provided by U.S. securities laws:

Additional Information about the Merger and Where to Find It

This communication is being made with respect to the proposed merger transaction involving Green Mountain Power Corporation (“Green Mountain Power” or the “Company”) (NYSE:GMP), Northstars Merger Subsidiary Corporation and Northern New England Energy Corporation (“NNEEC”), a wholly owned subsidiary of Gaz Métro Limited Partnership (“Gaz Métro”) (TSX-GZM.UN). In connection with the transaction, Green Mountain Power will file a proxy statement with the Securities and Exchange Commission (“SEC”). Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to Green Mountain Power shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the preliminary and final proxy statement and other relevant documents also may be obtained at no cost at the Green Mountain Power Web site, www.greenmountainpower.biz, or by contacting Dotty Schnure, Green Mountain Power Corporation, 802-655-8418.

Green Mountain Power, its directors and officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions. Green Mountain Power’s shareholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from Green Mountain Power’s proxy statements and annual reports on Form 10-K previously filed with the SEC and Green Mountain Power’s proxy statement relating to the proposed transaction, when it becomes available.

The information on our Web site is not, and shall not be deemed to be, a part of this report or incorporated into other filings we make with the SEC.

Forward-looking Statements

This letter contains forward-looking statements about Green Mountain Power. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future plans and prospects of Green Mountain Power. Forward-looking statements speak only as of the date they are made, and Green Mountain Power undertakes no obligation to update them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties, and many factors could cause actual results to differ materially from those anticipated, including those described in the Annual Report on Form 10-K for the year ended December 31, 2005, of Green Mountain Power, which you should read carefully, as well as the Company’s other filings with the SEC. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Green Mountain Power and NNEEC’s subsidiary Northstars Merger Subsidiary Corporation may not be combined successfully, or such combination may take longer or be more difficult, time-consuming or costly to accomplish than expected; (2) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and (3) the shareholders of Green Mountain Power may fail to approve the merger.